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                                                                     EXHIBIT A

                                AIR SOUTH, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         This EMPLOYEE STOCK PURCHASE PLAN has been adopted by the Board of Directors of AIR SOUTH, INC., an Illinois corporation ("Air South").

                                   WITNESSETH

         WHEREAS, the success of Air South is dependent upon the efforts of its employees;

        WHEREAS, Air South wishes to encourage its employees to give their utmost effort in performing their duties;

        WHEREAS, Air South wishes to provide its employees with incentives to do so and to compensate its employees for having done so; and

         WHEREAS, this Plan is intended to be a "compensatory benefits plan" as contemplated by Rule 701 promulgated under the Securities Act of 1933, as amended.

         NOW THEREFORE, this Plan is available for the offering and sale of shares of Air South Common Stock, no par value ("Common Stock") to employees, subject to the following terms and conditions:

         1. Purpose. The purpose of the Plan is to compensate employees for their efforts by making available to them shares of Common Stock on favorable terms and at prices less than their fair market value and to encourage eligible employees to become owners of Common Stock of Air South, thereby giving them a greater interest in the growth and success of Air South.

         2. Definitions. The following definitions are used in the Plan.

            (a) "Air South" means Air South, Inc., an Illinois corporation.

            (b) "Board of Directors" means the Board of Directors of Air South.

            (c) "Committee" means the Organization and Compensation Committee of the Board of Directors. If, at any time, there is no acting Organization and Compensation Committee, the term "Committee" shall mean the Board of Directors.

            (d) "Common Stock" means the common stock, no par value, of Air
South.

            (e) "Employee" means a permanent, full-time employee of Air South.


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            (f) "Fair Market Value" means the value of a share of Common Stock as of any date, as determined by the Committee.

            (g) "Participant" means an Eligible Employee (as defined in section 2., below) who elects to participate in a Stock Offering.

            (h) "Plan" means the Air South, Inc. Employee Stock Purchase Plan, as amended from time-to-time.

            (i) "Stock Offering" means an offering of Common Stock to Eligible Employees on terms and conditions and at prices determined from time-to-time by the Committee.

         3. Eligibility. Except as otherwise determined by the Committee, each Employee who is actively employed by Air South on the beginning date of a Stock Offering shall be eligible to participate in that Stock Offering (an "Eligible Employee"); provided, however, that no employee who is represented by a union or other organization pursuant to a collective bargaining agreement with Air South shall be an Eligible Employee.

         4. Participation in Stock Offerings. The Committee shall from time-to-time determine whether to make a Stock Offering and shall, in its discretion determine, among other things:

         (a) the number of shares of Common Stock to be issued in the Stock Offering;

         (b) the price at which shares of Common Stock will be sold; provided, however, the price shall be at least five percent less than the Fair Market Value, as determined by the Committee;

         (c) the objective formula for determining the number of shares of Common Stock to be offered to each individual Eligible Employee;

         (d) whether certain categories of otherwise Eligible Employees should be excluded from a Stock Offering by reason of their status (i) as directors, officers, and management of Air South or (ii) as significant holders of shares of Common Stock, among other reasons;

         (e) the termination date of the Stock Offering;

         (f) an alternative method (such as a payroll deduction plan or a deferred payment plan), if any, by which the Participants may pay for such shares; and

         (g) whether to provide any mechanism for the redemption of the shares


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issued to in the event of the later termination of the employment of the
Employee.

         Air South shall inform the Employees in writing of the decision of the Committee to make a Stock Offering and shall deliver to each Eligible Employee such information as it deems appropriate to the Stock Offering, such as an offering memorandum, a subscription agreement and a transmittal letter.

         In order to participate in a Stock Offering, an Eligible Employee shall review the information provided, complete and sign the subscription agreement, complete the payroll deduction form (if applicable) and transmittal letter and return them, along with a check for any payment required, in the envelope provided.

         5. Distribution of Common Stock. As soon as practicable after the termination of each Stock Offering Air South will deliver to each Participant a certificate for the shares of Common Stock purchased by such Participant; such certificate will have upon it any restrictive legends required by law or Air South.

         6. Effective Date. This Plan shall not be effective as to employees in any state until Air South has determined that the state securities laws of that state have been complied with.

         7. Miscellaneous.

            (a) Nothing in the Plan shall confer upon any Employee the right to continue in the employ of Air South or shall limit or restrict the right of Air South to terminate the employment of any Employee at any time with or without cause.

            (b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of an Eligible Employee or a Participant.

            (c) The Plan may be amended or terminated by the Board of Directors at any time.

            (d) If any federal, state and local income and employment taxes are required to be withheld by Air South as a result of an Employee's participation in the Plan they shall be deducted and withheld from the Employee's compensation.

            (e) Air South shall be under no obligation to sell, issue and deliver certificates for shares of Common Stock pursuant to the Plan if such sale, issuance and delivery would, in the opinion of the Committee, cause Air South to violate any provision of federal or state securities laws or any state corporation law. In such case, Air South will


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return to the Participants any consideration paid for shares of Common Stock.
Air South will use its best efforts to comply with the applicable provisions of such laws but will not be liable for any failure to comply.

            (f) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue to full force and effect without being impaired or invalidated in any way; provided, however, that the Board of Directors may in such case terminate any remaining portion of the Plan which, in its sole discretion, it deems appropriate.

            (g) The Plan shall be construed and governed in accordance with the internal laws of the State of South Carolina.

         Executed at Columbia, South Carolina this 7th day of March, 1995.

                                                     AIR SOUTH, INC.

                                                     By: /s/ Donald Baker
                                                     -----------------------
                                                     Don Baker
                                                     Secretary